Exhibit 99.2

RCS Capital Corporation

Unaudited Pro Forma Consolidated Statement of Financial Condition as of June 30, 2014 and
Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2014
and for the Year Ended December 31, 2013

The unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statements of Operations have been prepared through the application of Pro Forma adjustments to the historical Statement of Financial Condition and Statement of Operations of RCS Capital Corporation (the “Company” or “RCAP”) reflecting the recent acquisitions and the related financing, as detailed below. The Company completed the acquisition of Cetera Financial Holdings, Inc. together with its consolidated subsidiaries (“Cetera”); Summit Financial Services Group, Inc. together with its consolidated subsidiaries (“Summit”); JP Turner & Company, LLC and JP Turner & Company Capital Management, LLC (collectively; “JP Turner”); First Allied Holdings Inc. together with its consolidated subsidiaries (“First Allied”); Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds LLC, and Hatteras Capital Investment Partners, LLC together with their respective consolidated subsidiaries (“Hatteras”); Investors Capital Holdings, Ltd. together with its consolidated subsidiaries (“ICH”); and Validus/Strategic Capital Partners, LLC. (“Strategic Capital”), which closed on April 29, 2014; June 11, 2014; June 12, 2014, June 30, 2014, June 30, 2014, July 11, 2014, and August 29, 2014, respectively. Cetera, Summit, JP Turner, First Allied, Hatteras, ICH and Strategic Capital are collectively referred to as the “Completed Acquisitions”. The Company’s acquisition of First Allied, which occurred on June 30, 2014, was accounted for at historical cost in a manner similar to a pooling-of-interest accounting because First Allied and the Company were under the common control of RCAP Holdings at the time of the acquisition of First Allied by RCAP Holdings, and accordingly is included in the entire period from September 25, 2013. The Company’s pending acquisitions, which include Trupoly, Inc., Docupace Technologies, LLC, VSR Group, Inc., and Girard Securities, Inc. were not considered significant acquisitions and were not included in the unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statement of Operations. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 includes pro forma adjustments to reflect the acquisitions of the Completed Acquisitions (except that, with respect to First Allied, the pro forma adjustments only relate to the period prior to September 25, 2013) and exchange by RCAP Holdings, LLC, (“RCAP Holdings”) of all the Class B units owned by it in the Company’s operating subsidiaries for 23,999,999 shares of the Company’s Class A common stock par value $0.001 per share (the “Exchange”). The unaudited Pro Forma Consolidated Statement of Financial Condition as of June 30, 2014 and the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2014 do not require pro forma adjustments for the Exchange.

The unaudited Pro Forma Consolidated Statement of Financial Condition and the related unaudited Pro Forma adjustments for June 30, 2014 was prepared as if the ICH and Strategic Capital acquisitions occurred on June 30, 2014 and should be read in conjunction with the Company’s historical consolidated financial statements and notes in its quarterly report on Form 10-Q for the six months ended June 30, 2014. The unaudited Pro Forma Consolidated Statement of Financial Condition is not necessarily indicative of what the actual financial position would have been had the Company acquired ICH and Strategic Capital as of June 30, 2014 nor does it purport to present the future financial position of the Company. The unaudited Pro Forma Consolidated Statement of Financial Condition and the related unaudited Pro Forma adjustments for June 30, 2014 were prepared as if these transactions occurred on June 30, 2014. However the acquisitions have both closed as of this filing and therefore, the stock prices used to prepare the unaudited Pro Forma Consolidated Statement of Financial Condition and the related Pro Forma adjustments were the actual closing stock prices on the date of closing for each respective acquisition.

The unaudited Consolidated Pro Forma Statements of Operations and the related unaudited Pro Forma adjustments for the six months ended June 30, 2014 and year ended December 31, 2013 were prepared as if the acquisitions occurred on January 1, 2013, and should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and the Completed Acquisitions’ historical financial statements and notes thereto (based on the significance test performed by the Company, the consolidated financial statements for ICH, JP Turner, and Strategic Capital are not included). The unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Completed Acquisitions on January 1, 2013, nor does it purport to present the future results of operations of the Company. The unaudited Pro Forma Consolidated Statements of Operations and the related Pro Forma adjustments were prepared as if these transactions occurred on January 1, 2013.

Pursuant to an agreement, RCS Capital Management LLC (“RCS Capital Management”) implements the Company’s business strategy, as well as the business strategy of the operating subsidiaries, and performs executive and management services for the Company and operating subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors. For purposes of the Consolidated Pro Forma Statement of Operations for the six months ended June 30, 2014 there were no quarterly fees charged due to the fact that, based on the pro forma results, the quarterly fee calculation was negative.

From an income tax perspective, it has been assumed for any acquisition that is an asset acquisition that historical deferred tax balances of the target will be eliminated as post-acquisition book and tax bases will generally be equal. For any acquisition that is a stock acquisition, historical deferred tax balances are generally assumed to survive and be potentially further impacted by purchase accounting, as described more fully in the footnotes below.

We have entered into a tax receivable agreement with RCAP Holdings, pursuant to which we pay RCAP Holdings 85% of the amount of the reduction, if any, in U.S. federal, state and local income tax liabilities that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control) as a result of any increases in tax basis created by RCAP Holdings’ exchanges. These Pro Forma consolidated financial statements assume RCAP Holdings’ exchanges will be effectuated in a tax-free manner in accordance with Internal Revenue Code Section 351; therefore, the tax receivable agreement will not be triggered and RCAP Holdings will not receive payments from the Company for income tax purposes.

Certain reclassifications have been made to the historical Statement of Financial Condition and Statement of Operations of the Completed Acquisitions to conform to the Company’s presentation. For example, if one of the Completed Acquisitions had an expense line item for which the Company has no comparable line item, other expenses was used unless the amount was material, in which case a new line item was added.

Unaudited Pro Forma Consolidated Statement of Financial Condition
June 30, 2014
(in thousands)

	RCAP Historical(1)	ICH Historical(2)	ICH Acquisition Related Adjustments(3)		Strategic Capital Historical(4)	Strategic Capital Merger Related Adjustments(5)		RCAP Pro Forma
Assets
Cash and cash equivalents	$443,113	$5,021	$(8,412	)(6)	$6,100	$(65,400	)(12)	$380,422
Restricted cash	26,000	—	—		—	—		26,000
Cash and securities segregated under federal and other regulations	5,999	—	—		—	—		5,999
Available-for-sale securities	445	—	—		—	—		445
Trading securities	9,661	324	—		—	—		9,985
Fees and commissions receivable:
Due from related parties	1,579	—	—		—	—		1,579
Due from non-related parties	77,181	6,078	(243	)(7)	3,815	—		86,831
Reimbursable expenses receivable:
Due from related parties	13,439	—	—		—	—		13,439
Due from non-related parties	193	—	—		—	—		193
Receivable from customers	18,243	—	—		—	—		18,243
Investment banking fees receivable:
Due from related parties	2,466	—	—		—	—		2,466
Due from non-related parties	3,375	—	—		—	—		3,375
Receivables from broker, dealers, clearing organizations and other	13,421	—	—		—	—		13,421
Due from RCAP Holdings and related parties	913	—	—		—	—		913
Prepaid expenses	15,952	—	—		452	—		16,404
Deferred tax asset	—	1,373	(1,373	)(8)	—	—		—
Property and equipment	23,005	32	—		82	—		23,119
Deferred compensation plan investments	79,611	2,250	—		—	—		81,861
Notes receivable	66,342	1,949	(399	)(8)	—	—		67,892
Deferred offering and financing fees	31,036	—	—		—	—		31,036
Intangible Assets	1,114,716	—	33,800	(8)	—	127,367	(13)	1,275,883
Goodwill	395,242	—	26,263	(8)	—	95,935	(13)	517,440
Other assets	47,364	1,207	—		247	—		48,818
Total assets	$2,389,296	$18,234	$49,636		$10,696	$157,902		$2,625,764
Liabilities, Mezzanine Equity and Stockholders’ Equity
Payable to customers	$20,805	$—	$—		$—	$—		$20,805
Payable to broker-dealers	20,639	—	—		—	—		20,639
Commissions payable	98,598	3,633	(243	)(7)	1,609	—		103,597
Accrued expenses and accounts payable
Due to related parties	3,265	—	—		—	—		3,265
Due to non-related parties	67,182	2,458	—		1,980	—		71,620
Deferred revenue	13,994	263	—		—	—		14,257
Derivative contracts	94,327	—	—		—	—		94,327
Other liabilities	42,073	—	—		—	—		42,073
Deferred compensation plan accrued liabilities	79,030	2,611	—		—	—		81,641
Net deferred tax liability	286,819	—	12,147	(8)	—	50,946	(13)	349,912
Contingent and deferred consideration	48,889	—	—		—	104,063	(13)	152,952
Subordinated borrowings	—	2,000	—		—	—		2,000
Long-term debt	818,703	876	—		—	—		819,579
Total liabilities	1,594,324	11,841	11,904		3,589	155,009		1,776,667
Mezzanine Equity
Mezzanine-Preferred stock	275,510	—	—		—	—		275,510
Stockholders’ Equity
Class A common stock	$63	$—	$2	(9)	$—	$—		$65
Class B common stock	—	—	—		—	—		—
Common stock	—	72	(72	)(10)	—	—		—
Additional paid in capital	509,191	13,196	30,927	(11)	—	10,000	(14)	563,314
Accumulated other comprehensive income	7	—	—		—	—		7
Treasury stock	—	(30)	30	(10)	—	—		—
Retained earnings	—	(6,845)	6,845	(10)	—	—		—
Member’s equity	—	—	—		7,107	(7,107	)(15)	—
Total stockholders’ equity	509,261	6,393	37,732		7,107	2,893		563,386
Non-controlling interest	10,201	—	—		—	—		10,201
Total liabilities and equity	$2,389,296	$18,234	$49,636		$10,696	$157,902		$2,625,764

RCS Capital Corporation

Notes to Unaudited Pro Forma
Consolidated Statement of Financial Condition

(1)	Reflects the consolidated historical Statement of Financial Condition of the Company as of the date indicated.
(2)	Reflects the historical Condensed Consolidated Balance Sheet of ICH as of the date indicated.
(3)	Reflects pro forma adjustments to record the assets and liabilities of ICH at their fair values and the purchase of all outstanding shares of ICH common stock for $52.5 million paid $8.4 million in cash and $44.1 million of freely tradable shares of the Company’s stock, or 2,029,261 shares, par value $0.001 per share, issued on July 11, 2014.
(4)	Reflects the historical Consolidated Statement of Financial Condition of Strategic Capital as of the date indicated.
(5)	Reflects pro forma adjustments to record the assets and liabilities of Strategic Capital at their fair values for (i) $65.4 million in cash consideration paid on August 29, 2014, (ii) $10.0 million of the Company’s Class A common stock consideration, or 464,317 shares, par value $0.001 per share issued on August 29, 2014, (iii) deferred cash payments with a fair value of $10.0 million, which the Company has agreed to make on November 27, 2014 and (iv) estimated additional future consideration of $94.1 million, which will be based on the consolidated estimated EBITDA generated by the business of Strategic Capital for fiscal years ending December 31, 2015 and December 31, 2016. The estimated fair-value of the earn-out, which is defined in the Strategic Capital purchase agreement, was calculated as follows (in millions):

	2015	2016	Total Estimated Earn-Out
Estimated EBITDA	$20.6	$35.7
Factor(i)	7.0	6.5
Product	$144.2	$232.1
Factor(ii)	25%	25%
Potential Earn Out	$36.1	$58.0	$94.1
(i)	Reflects a discounted multiplier per the purchase agreement between the Company and the sellers of Strategic Capital.
(ii)	Reflects an agreed upon percentage between the Company and the sellers of Strategic Capital to incentivize the performance of Strategic Capital after the closing date based on the 2015 and 2016 EBITDA multiplied by the aforementioned factor.
(6)	Reflects the use of $8.4 million of available cash to fund the cash consideration portion of the ICH acquisition.
(7)	Reflects the elimination of the Company’s historical third-party receivables and payables with ICH which upon acquisition became classified as intercompany receivables and payables and eliminate in consolidation.
(8)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the recording of $61.6 million of new goodwill, tangible and intangible assets, which include intangibles related to the acquisition of ICH’s broker-dealer and investment advisory businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. In accordance with accounting principles generally accepted in the United States, the Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of ICH are primarily related to client relationships which have useful lives of 14 to 18 years and internally developed software, non-compete agreements and trade names that have useful lives of 6 years, 5 years and indefinite, respectively. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates which are used to derive economic cash flows that are present valued at an appropriate rate of return over their respective useful lives. The adjustment also includes the write-down in the fair value of advisor notes receivable of $0.4 million to their fair value. The deferred tax liability of $12.1 million relates to timing differences between book and taxable expense related to the intangible assets, which is netted against a

RCS Capital Corporation

Notes to Unaudited Pro Forma
Consolidated Statement of Financial Condition

$1.4 million deferred tax asset. In making estimates of fair values for purposes of allocating the purchase price, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(9)	Reflects the par value of the Company’s Class A common stock to be issued in connection with the ICH acquisition.
(10)	Reflects the elimination of ICH’s common stock, treasury stock and retained earnings balances.
(11)	Primarily reflects the issuance of the Company’s freely tradable Class A common stock for the equity portion of the consideration due in connection with the ICH acquisition partially offset by the elimination of ICH’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared based on the volume weighted average trading price of a share of RCAP Class A common stock for the five consecutive trading days immediately preceding the closing of the merger.

(in millions)
Excess price of the Company’s Class A common stock above par value	$44.1
Elimination of ICH’s additional paid-in capital	(13.2)
Total	$30.9
(12)	Reflects the use of $65.4 million of cash funded for the cash consideration portion of the Strategic Capital acquisition.
(13)	Reflects the preliminary adjustment to record goodwill and intangible assets of $223.3 million, which relate to the acquisition of Strategic Capital’s broker-dealer businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. In accordance with accounting principles generally accepted in the United States, the Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The Company is in the process of engaging an independent appraisal expert to conduct the purchase price allocation; therefore, information regarding the amount, types of and useful lives of the intangibles are unknown at the time of this filing. The Company allocated the excess purchase price between goodwill and intangibles based on the allocation used in the acquisition of a similar company. All items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations. The estimated deferred tax liability of $50.9 million relates to timing differences between book and taxable expense related to the incremental intangible assets. The purchase agreement also includes an EBITDA based earn-out for an estimated $94.1 million as well as $10 million in cash due 90-days after closing.
(14)	Primarily reflects the issuance of 464,317 shares of the Company’s Class A common stock for the equity portion of the consideration due in connection with the Strategic Capital acquisition.
(15)	Reflects the elimination of Strategic Capital’s member’s equity.

Unaudited Pro Forma Consolidated Statement of Operations
June 30, 2014
(in thousands)

	RCAP Historical(1)	Cetera Historical(2)	Cetera Acquisition Related Adjustments		Cetera Financing Related Adjustments(3)		Summit Historical(4)	Summit Acquisition Related Adjustments
Revenues:
Selling commissions:
Related party products	$262,011	$—	$—		$—		$—	$—
Non-related party products	159	—	—		—		—	—
Dealer manager fees:
Related party products	123,070	—	—		—		—	—
Non-related party products	72	—	—		—		—	—
Retail commissions	223,118	242,723	(8,251	)(10)	—		44,953	(2,638	)(16)
Investment banking fees:
Related party products	49,409	—	—		—		—	—
Non-related party products	3,375	—	—		—		—	—
Advisory and asset-based fees (non-related party)	137,025	137,362	—		—		—	—
Transfer agency revenue (related party products)	9,024	—	—		—		—	—
Services revenue:
Related party products	20,181	—	—		—		—	—
Non-related party products	166	—	—		—		—	—
Reimbursable expenses:
Related party products	7,870	—	—		—		—	—
Non-related party products	62	—	—		—		—	—
Other	82,843	29,642	(1,789	)(10)	—		1,470	(378	)(16)
Total revenues	918,385	409,727	(10,040)		—		46,423	(3,016)
Expenses:
Wholesale commissions:
Related party products	234,151	—	(8,251	)(10)	—		—	(2,638	)(16)
Non-related party products	152	—	—		—		—	—
Wholesale reallowance:
Related party products	35,616	—	(1,789	)(10)	—		—	(378	)(16)
Non-related party products	28	—	—		—		—	—
Retail commissions and advisory	321,602	333,208	—		—		36,773	—
Internal commission, payroll and benefits	117,985	37,405	—		—		4,546	167	(17)
Conferences and seminars	13,459	2,881	—		—		389	—
Travel	3,720	1,579	—		—		153	—
Marketing and advertising	10,682	966	—		—		438	—
Professional fees:
Related party expense allocation	1,271	—	—		—		—	—
Non-related party expenses	12,149	6,277	—		—		485	—
Data processing	11,985	7,221	—		—		277	—
Incentive fee	—	—	—		—		—	—
Quarterly fee (related party)	2,029	—	—		—		—	—
Acquisition related costs	13,262	20,907	(20,907	)(11)	—		4,653	(4,653	)(18)
Interest expense	12,930	5,439	(5,439	)(12)	22,500	(15)	—	—
Occupancy	9,616	3,940	—		—		347	—
Depreciation and amortization	17,546	6,114	20,379	(13)	—		120	1,409	(19)
Service, sub-advisor and mutual fund exp	7,105	—	—		—		—	—
Outperformance bonus (related party)	9,709	—	—		—		—	—
Other	9,024	16,137	—		—		1,338	—
Total expenses	844,021	442,074	(16,007)		22,500		49,519	(6,093)
Income (loss) before taxes	74,364	(32,347)	5,967		(22,500)		(3,096)	3,077
Provision (benefit) for income taxes	13,743	(10,125)	2,387	(14)	(9,000	)(15)	157	1,231	(20)
Net income (loss)	60,621	(22,222)	3,580		(13,500)		(3,253)	1,846
Less: net income (loss) attributable to non-controlling interests	9,120	—	—		—		—	—
Less: preferred dividends and deemed dividends	198,077	—	—		—		—	—
Net income (loss) attributable to Class A common stockholders	$(146,576)	$(22,222)	$3,580		$(13,500)		$(3,253)	$1,846
Earnings per share:
Basic	$(4.21)
Diluted	$(4.53)
Weighted average common shares:
Basic	34,976
Diluted	37,623

Unaudited Pro Forma Consolidated Statement of Operations
June 30, 2014
(in thousands)

	RCAP Historical(1)	JP Turner Historical(5)	JP Turner Acquisition Related Adjustments		Hatteras Historical(6)	Hatteras Acquisition Related Adjustments
Revenues:
Selling commissions:
Related party products	$262,011	$—	$—		$—	$—
Non-related party products	159	—	—		—	—
Dealer manager fees:
Related party products	123,070	—	—		—	—
Non-related party products	72	—	—		—	—
Retail commissions	223,118	29,309	(9,967	)(21)	—	—
Investment banking fees:
Related party products	49,409	—	—		—	—
Non-related party products	3,375		—		—	—
Advisory and asset-based fees (non-related party)	137,025	—	—		27,874	—
Transfer agency revenue (related party products)	9,024	—	—		—	—
Services revenue:
Related party products	20,181	—	—		—	—
Non-related party products	166	—	—		—	—
Reimbursable expenses:
Related party products	7,870	—	—		—	—
Non-related party products	62	—	—		—	—
Other	82,843	9,181	(1,433	)(21)	1,837	—
Total revenues	918,385	38,490	(11,400)		29,711	—
Expenses:
Wholesale commissions:
Related party products	234,151	—	(9,967	)(21)	—	—
Non-related party products	152	—	—		—	—
Wholesale reallowance:
Related party products	35,616	—	—		—	—
Non-related party products	28	—	(1,433	)(21)	—	—
Retail commissions and advisory	321,602	31,060	—		—	—
Internal commission, payroll and benefits	117,985	2,553	138	(22)	7,081	—
Conferences and seminars	13,459	—	—		—	—
Travel	3,720	—	—		—	—
Marketing and advertising	10,682	—	—		—	—
Professional fees:
Related party expense allocation	1,271	—	—		—	—
Non-related party expenses	12,149	—	—		—	—
Data processing	11,985	493	—		—	—
Incentive fee	—	—	—		—	—
Quarterly fee (related party)	2,029	—	—		—	—
Acquisition related costs	13,262	10	(10	)(23)	560	(560	)(25)
Interest expense	12,930	—	—		63	(63	)(26)
Occupancy	9,616	341	—		—	—
Depreciation and amortization	17,546	27	665	(24)	82	1,966	(27)
Service, sub-advisor and mutual fund exp	7,105	—	—		15,388	—
Outperformance bonus (related party)	9,709	—	—		—	—
Other	9,024	1,713	—		2,053	—
Total expenses	844,021	36,197	(10,607)		25,227	1,343
Income (loss) before taxes	74,364	2,293	(793)		4,484	(1,343)
Provision (benefit) for income taxes	13,743	—	—		1,619	(537	)(28)
Net income (loss)	60,621	2,293	(793)		2,865	(806)
Less: net income (loss) attributable to non-controlling interests	9,120	—	—		—	—
Less: preferred dividends and deemed dividends	198,077	—	—		—	—
Net income (loss) attributable to Class A common stockholders	$(146,576)	$2,293	$(793)		$2,865	$(806)

Unaudited Pro Forma Consolidated Statement of Operations
June 30, 2014
(in thousands)

	RCAP Historical(1)	ICH Historical(7)	ICH Acquisition Related Adjustments		Strategic Capital Historical(8)	Strategic Capital Acquisition Related Adjustments		RCAP Adjustments(9)		Total RCAP Pro Forma
Revenues:
Selling commissions:
Related party products	$262,011	$—	$—		$—	$—		$—		$262,011
Non-related party products	159	—	—		75,659	—		—		75,818
Dealer manager fees:
Related party products	123,070	—	—		—	—		—		123,070
Non-related party products	72	—	—		35,871	—		—		35,943
Retail commissions	223,118	37,395	(2,667	)(29)	—	—		—		553,975
Investment banking fees:
Related party products	49,409	—	—		—	—		—		49,409
Non-related party products	3,375	—	—		—	—		—		3,375
Advisory and asset-based fees (non-related party)	137,025	10,093	—		—	—		—		312,354
Transfer agency revenue (related party products)	9,024	—	—		—	—		—		9,024
Services revenue:
Related party products	20,181	—	—		—	—		—		20,181
Non-related party products	166	—	—		—	—		—		166
Reimbursable expenses:
Related party products	7,870	—	—		—	—		—		7,870
Non-related party products	62	—	—		—	—		—		62
Other	82,843	2,090	(487	)(29)	1,670	—		—		124,646
Total revenues	918,385	49,578	(3,154)		113,200	—		—		1,577,904
Expenses:
Wholesale commissions:
Related party products	234,151	—	(2,667	)(29)	—	—		—		210,628
Non-related party products	152	—	—		75,659	—		—		75,811
Wholesale reallowance:
Related party products	35,616	—	(487	)(29)	—	—		—		32,962
Non-related party products	28	—	—		13,458	—		—		12,053
Retail commissions and advisory	321,602	39,732	—		—	—		—		762,375
Internal commission, payroll and benefits	117,985	3,400	258	(30)	15,193	—		—		188,726
Conferences and seminars	13,459	—	—		291	—		—		17,020
Travel	3,720	—	—		626	—		—		6,078
Marketing and advertising	10,682	650	—		—	—		—		12,736
Professional fees:
Related party expense allocation	1,271	—	—		—	—		—		1,271
Non-related party expenses	12,149	3,572			466	—		—		22,949
Data processing	11,985	630	—		—	—		—		20,606
Incentive fee	—	—	—		—	—		—		—
Quarterly fee (related party)	2,029	—	—		—	—		(2,029	)(37)	—
Acquisition related costs	13,262	451	(451	)(31)	240	(240	)(34)	(13,262	)(38)	—
Interest expense	12,930	101	—		—	—		—		35,531
Occupancy	9,616	153	—		—	—		—		14,397
Depreciation and amortization	17,546	69	1,083	(32)	11	4,899	(35)	—		54,370
Service, sub-advisor and mutual fund exp	7,105	—	—		—	—		—		22,493
Outperformance bonus (related party)	9,709	—	—		—	—		—		9,709
Other	9,024	1,151	—		591	—		—		32,007
Total expenses	844,021	49,909	(2,264)		106,535	4,659		(15,291)		1,531,722
Income (loss) before taxes	74,364	(331)	(890)		6,665	(4,659)		15,291		46,182
Provision (benefit) for income taxes	13,743	247	(356	)(33)	—	(1,864	)(36)	2,498	(39)	18,473	(41)
Net income (loss)	60,621	(578)	(534)		6,665	(2,795)		12,793		27,709
Less: net income (loss) attributable to non-controlling interests	9,120	—	—		—	—		—		9,120
Less: preferred dividends and deemed dividends	198,077	—	—		—	—		6,195	(40)	204,272
Net income (loss) attributable to Class A common stockholders	$(146,576)	$(578)	$(534)		$6,665	$(2,795)		$6,598		$(185,683)
Earnings per share:
Basic	$(4.21)									$(4.28	)(43)
Diluted	$(4.53)									$(4.29	)(43)
Weighted average common shares:
Basic	34,976							8,588	(42)	43,564	(42)
Diluted	37,623							7,825	(42)	45,448	(42)

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(1)	Reflects the historical Consolidated Statement of Income of the Company for the period indicated. The Company’s historical Consolidated Statement of Income includes results for Cetera, Summit, and JP Turner from the date of their acquisition, April 29, 2014, June 11, 2014, and June 12, 2014, respectively, through June 30, 2014. Furthermore, the Company’s acquisition of First Allied, which occurred on June 30, 2014, was accounted for at historical cost in a manner similar to a pooling-of-interest accounting because First Allied and the Company were under the common control of RCAP Holdings at the time of the acquisition of First Allied by RCAP Holdings, and accordingly is included in the entire period.
(2)	Reflects the historical Consolidated Statement of Income of Cetera from January 1, 2014 until the date of the acquisition.
(3)	Reflects the pro forma adjustment to record six months of interest expense on the Cetera financing.
(4)	Reflects the historical Condensed Consolidated Statement of Income of Summit from January 1, 2014 until the date of the acquisition.
(5)	Reflects the historical Consolidated Statement of Income of JP Turner from January 1, 2014 until the date of the acquisition.
(6)	Reflects the historical Combined Statement of Revenue and Expenses of Hatteras from January 1, 2014 until its acquisition on June 30, 2014.
(7)	Reflects the historical Condensed Consolidated Statement of Operations of ICH for the period indicated.
(8)	Reflects the historical Consolidated Statement of Income of Strategic Capital for the period indicated.
(9)	Reflects pro forma adjustments to the historical Statement of Operations of the Company to reflect the impact of certain related party transactions. Refer to Notes 37, 38 and 42 for additional detail. Also, reflects the reversal of the total tax provision (benefits) in order to record a consolidated tax provision on an assumed tax rate of 40%, which is reflected in Notes 39 and 41. Additionally, the pro forma adjustments reflect the 7% convertible preferred dividend from January 1, 2014 through April 29, 2014. See Note 40 for additional detail.
(10)	Reflects the elimination of the Company’s historical retail commissions revenues, dealer-manager fees, wholesale commission expenses and wholesale reallowance expenses derived from transactions with Cetera which after the acquisition became intercompany revenues/expenses that eliminate in consolidation.
(11)	Reflects the elimination of acquisition related costs incurred in connection with the Cetera acquisition.
(12)	Reflects the elimination of interest expense due to the repayment of Cetera’s historical long-term debt concurrent with the acquisition.
(13)	Reflects the amortization and depreciation expense on Cetera’s intangible and fixed assets for the six months ended June 30, 2014 assuming their useful life will be approximately 14 years and 1 year, respectively. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization/depreciation expense (in millions)	Amortization/depreciation expense for six months ended (in millions)
$943.0	13.7	$68.8	$34.4	(i)
$4.3	1.0	$4.3	$2.1	(ii)
		$73.1	$36.5
(i)	Pro forma adjustment excludes $16.1 million of existing amortization recorded by Cetera.
(ii)	Pro forma adjustment includes $2.1 million of depreciation related to proprietary technology which was fair valued at $4.3 million and had a useful life of 1 year. The proprietary technology was classified as a fixed asset on the Company’s Statement of Financial Condition.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(14)	Reflects the income tax effect of the pro forma adjustments to Cetera’s historical consolidated financial statements for the six months ended June 30, 2014.

(in millions)
Pro forma Adjustments	$6.0
Tax effect @ 40%(i)	$2.4
(i)	Reflects tax effect of Cetera’s pro forma adjustments using an assumed tax rate of 40%.
(15)	Reflects the pro forma adjustments to the Company’s historical consolidated statements of operations for the six months ended June 30, 2014 for interest expense on long-term debt and convertible notes issued in connection with the transactions. The tax benefit effect for this expense is $9.0 million using an assumed tax rate of 40%. The U.S. Securities and Exchange Commission Financial Reporting Manual (the “SEC FRM”) Section 3260.1, which requires disclosure of the effect on income of a 1/8% variance in interest rates, is not applicable since the long-term debt and the convertible notes interest is calculated using a floor of 1% LIBOR.
(16)	Reflects the elimination of the Company’s historical retail commissions revenues, dealer-manager fees, wholesale commission expenses and wholesale reallowance expenses derived from transactions with Summit which after the acquisition became intercompany revenues/expenses that eliminate in consolidation.
(17)	Reflects the amortization expense for forgivable loans based on a fair value of $1.0 million and a 3 year useful life.
(18)	Reflects the elimination of acquisition related costs incurred by Summit in connection with the acquisition.
(19)	Reflects the amortization expense on Summit’s intangible assets primarily related to client relationships for the six months ended June 30, 2014 assuming their useful life will be approximately 10 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)	Amortization expense for six months ended (in millions)(i)
$31.2	9.8	$3.2	$1.6
(i)	Pro forma adjustment excludes $0.2 million of existing amortization recorded by Summit and is included in the Company’s historical results.
(20)	Reflects the income tax effect of the pro forma adjustments to Summit’s historical consolidated financial statements for the six months ended June 30, 2014.

(in millions)
Pro forma Adjustments	$3.1
Tax effect @ 40%(i)	$1.2
(i)	Reflects tax effect of Summit’s pro forma adjustments using an assumed tax rate of 40%.
(21)	Reflects the elimination of the Company’s historical retail commissions revenues, dealer-manager fees, wholesale commission expenses and wholesale reallowance expenses derived from transactions with JP Turner which after the acquisition became intercompany revenues/expenses that eliminate in consolidation.
(22)	Reflects the amortization expense for forgivable loans based on a fair value of $1.7 million and a 6 year useful life.
(23)	Reflects the elimination of acquisition related costs incurred by JP Turner in connection with the acquisition.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(24)	Reflects the amortization expense on JP Turner’s intangible assets for the six months ended June 30, 2014 assuming their useful life will be approximately 10 years. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)	Amortization expense for six months ended (in millions)(i)
$14.2	9.6	$1.5	$0.8
(i)	Pro forma adjustment excludes $0.1 million of existing amortization recorded by JP Turner and is included in the Company’s historical results.
(25)	Reflects the elimination of acquisition related costs incurred by Hatteras in connection with the acquisition.
(26)	Reflects the elimination of interest expense due to the repayment of Hatteras’ line of credit and notes payable concurrent with the acquisition.
(27)	Reflects the amortization expense on Hatteras’ intangible assets primarily related to customer relationships with fund of hedge funds products that are structured as mutual funds for the six months ended June 30, 2014 assuming their useful life will be approximately 12 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)	Amortization expense for six months ended (in millions)
$48.8	12.4	$3.9	$2.0
(28)	Reflects the pro forma income tax adjustments to Hatteras’ historical combined financial statements:

(in millions)
Pro forma Adjustments	(1.3)
Tax effect @ 40%(i)	$(0.5)
(i)	Reflects tax effect of Hatteras’ historical income before taxes and pro forma adjustments using an assumed tax rate of 40% as if it was taxed as a corporation.
(29)	Reflects the elimination of the Company’s historical retail commissions revenues, dealer-manager fees, wholesale commission expenses and wholesale reallowance expenses derived from transactions with ICH which after the acquisition became intercompany revenues/expenses that eliminate in consolidation.
(30)	Reflects the amortization expense for forgivable loans based on a fair value of $1.6 million and a 3 year useful life.
(31)	Reflects the elimination of acquisition related costs incurred by ICH in connection with the acquisition.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(32)	Reflects the amortization expense on ICH’s intangible assets primarily related to client relationships for the six months ended June 30, 2014 assuming their useful life will be approximately 16 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)	Amortization expense for six months ended (in millions)
$33.8	15.6	$2.2	$1.1
(33)	Reflects the income tax effect of the pro forma adjustments to ICH’s historical consolidated financial statements for the six months ended June 30, 2014.

(in millions)
Pro forma Adjustments	$(0.9)
Tax effect @ 40%(i)	$(0.4)
(i)	Reflects tax effect of ICH’s pro forma adjustments using an assumed tax rate of 40%.
(34)	Reflects the elimination of acquisition related costs incurred by Strategic Capital in connection with the acquisition.
(35)	Reflects the amortization expense on Strategic Capital intangible assets for the six months ended June 30, 2014 assuming their useful life will be approximately 13 years. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined based on the useful life of intangible assets in the acquisition of a similar company. The Company is in the process of engaging an independent appraisal expert to conduct the purchase price allocation; therefore, information regarding the amount, types of and useful lives of the intangibles are best estimates at the time of this filing. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired. The tax effect of this adjustment is using an assumed 40% tax rate.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)	Amortization expense for six months ended (in millions)
$127.4	13.0	$9.8	$4.9
(36)	Reflects the Pro Forma income tax adjustments to Strategic Capital’ historical combined financial statements:

(in millions)
Pro forma Adjustments	(4.7)
Tax effect @ 40%(i)	$(1.9)
(37)	Reflects the reversal of the Company’s quarterly fee expense for the six months ended June 30, 2014. Pursuant to an agreement, RCS Capital Management implements the Company’s business strategy, as well as the business strategy of the operating subsidiaries, and performs executive and management services for the Company and operating subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors.
(38)	Reflects the elimination of the Company’s acquisition related costs incurred in connection with the acquisitions.
(39)	Reflects the reversal of the total tax provision (benefits) in order to record a consolidated tax provision on an assumed tax rate of 40%, which is reflected in Note 41.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(40)	Reflects the pro forma adjustment to record the 7% convertible preferred dividend from January 1, 2014 through April 29, 2014. The Company issued 14,657,980 shares of convertible preferred stock to finance the Cetera acquisition in a private placement. The shareholders of convertible preferred stock are entitled to a dividend of 7% of the liquidation preference in cash and a dividend of 8% of the liquidation preference if a quarterly dividend is not paid in cash on the dividend payment date.
(41)	Reflects pro forma adjustment to record the income tax provision based on the assumed 40% tax rate.
(42)	Reflects the number of shares issued for the Summit, JP Turner, First Allied, ICH, and Strategic Capital acquisitions, assuming that the acquisitions had occurred on January 1, 2013. Additionally, reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on January 1, 2013.

	Basic Shares issued (in thousands)	Diluted Shares issued (in thousands)
Company’s historical weighted average number of shares outstanding	34,976	37,623
Adjustment to the total number of shares	8,588	7,825
Total pro forma weighted average number of shares outstanding as of June 30, 2014	43,564	45,448
(43)	Reflects pro forma earnings per share calculation based on the following assumptions (in thousands, except per share amounts):

	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount
Net loss attributable to Class A common stockholders	$(185,683)	43,564	$(4.26)
Allocation of earnings to participating securities:
Allocation of earnings to unvested RSU holders	(711)	—	(0.02)
Basic Earnings:
Net loss attributable to Class A common stockholders	(186,394)	43,564	(4.28)
Effect of Dilutive Securities:
Shares issuable upon exercise of Luxor’s put option(i)	(8,466)	1,884	(0.01)
Diluted Earnings:
Net loss attributable to Class A common stockholders	$(194,860)	45,448	$(4.29)
(i)	The reduction in the numerator represents an $8.5 million gain in the fair value of the derivative for the period of issuance to June 30, 2014.

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
(in thousands)

	RCAP Historical(1)	Cetera Historical(2)	Walnut Historical(3)	Tower Square Historical(4)	Cetera Acquisition Related Adjustments		Walnut Acquisition Related Adjustments		Tower Square Acquisition Related Adjustments		Cetera Financing Related Adjustments(5)
Revenues:
Selling commissions:
Related party products	$400,560	$—	$—	$—	$—		$—		$—		$—
Non-related party products	116,074	—	—	—	—		—		—		—
Dealer manager fees:
Related party products	227,420	—	—	—	—		—		—		—
Non-related party products	56,381	—	—	—	—		—		—		—
Retail commissions	47,936	636,951	34,715	17,061	(40,924	)(13)	—		—		—
Investment banking fees:
Related party products	45,484	—	—	—	—		—		—		—
Non-related party products	—	—	—	—	—		—		—		—
Advisory and asset-based fees (non-related party)	38,996	347,632	37,671	7,710	—		—		—		—
Transfer agency revenue (related party products)	8,667	—	—	—	—		—		—		—
Services revenue:
Related party products	24,968	—	—	—	—		—		—		—
Non-related party products	492	—	—	—	—		—		—		—
Reimbursable expenses:
Related party products	6,375	—	—	—	—		—		—		—
Non-related party products	100	—	—	—	—		—		—		—
Other	1,614	87,094	3,476	1,751	(9,235	)(13)	—		—		—
Total revenues	975,067	1,071,677	75,862	26,522	(50,159)		—		—		—
Expenses:
Wholesale commissions:
Related party products	395,859	—	—	—	(40,924	)(13)	—		—		—
Non-related party products	115,610	—	—	—	—		—		—		—
Wholesale reallowance:
Related party products	63,964	—	—	—	(9,235	)(13)	—		—		—
Non-related party products	19,462	—	—	—	—		—		—		—
Retail commissions and advisory	69,009	854,931	66,335	23,005	—		—		—		—
Internal commission, payroll and benefits	128,457	91,273	3,900	1,499	—		—		—		—
Conferences and seminars	26,997	—	—	—	—		—		—		—
Travel	8,213	—	—	—	—		—		—		—
Marketing and advertising	8,575	10,604	—	—	—		—		—		—
Professional fees:
Related party expense allocation	930	—	—	—	—		—		—		—
Non-related party expenses	5,296	15,287	—	—	—		—		—		—
Data processing	7,920	15,512	4,437	1,551	—		—		—		—
Incentive fee	273	—	—	—	—		—		—		—
Quarterly fee (related party)	5,996	—	—	—	—		—		—		—
Acquisition related costs	4,587	10,110	—	—	(10,110	)(14)	—		—		—
Interest expense	234	11,886	79	74	(11,886	)(15)	—		—		71,578	(20)
Occupancy	4,809	10,514	—	—	—		—		—		—
Depreciation and amortization	2,207	17,989	—	—	58,780	(16)	1,296	(18)	602	(19)	—
Service, sub-advisor and mutual fund exp	2,426	—	—	—	—		—		—		—
Outperformance bonus (related party)	492	—	—	—	—		—		—		—
Other	3,893	28,269	3,540	1,465	—		—		—		—
Total expenses	875,209	1,066,375	78,291	27,594	(13,375)		1,296		602		71,578
Income (loss) before taxes	99,858	5,302	(2,429)	(1,072)	(36,784)		(1,296)		(602)		(71,578)
Provision (benefit) for income taxes	1,843	2,184	(886)	(376)	(14,714	)(17)	(518	)(18)	(241	)(19)	(28,631	)(20)
Net income (loss)	98,015	3,118	(1,543)	(696)	(22,070)		(778)		(361)		(42,947)
Less: net income (loss) attributable to non-controlling interests	95,749	—	—	—	—		—		—		—
Less: preferred dividends and deemed dividends	—	—	—	—	—		—		—		—
Net income (loss) attributable to Class A common stockholders	$2,266	$3,118	$(1,543)	$(696)	$(22,070)		$(778)		$(361)		$(42,947)
Earnings per share:
Basic	$0.29
Diluted	$0.28
Weighted average common shares:
Basic	7,885
Diluted	8,025

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
(in thousands)

	RCAP Historical(1)	Summit Historical(6)	Summit Acquisition Related Adjustments		JP Turner Historical(7)	JP Turner Acquisition Related Adjustments		Hatteras Historical(8)	Hatteras Acquisition Related Adjustments
Revenues:
Selling commissions:
Related party products	$400,560	$—	$—		$—	$—		$—	$—
Non-related party products	116,074	—	—		—			—	—
Dealer manager fees:
Related party products	227,420	—	—		—	—		—	—
Non-related party products	56,381	—	—		—			—	—
Retail commissions	47,936	81,838	(4,216	)(21)	77,504	(24,485	)(26)	—	—
Investment banking fees:
Related party products	45,484	—	—		—	—		—	—
Non-related party products	—	—	—		2,036	—		—	—
Advisory and asset-based fees (non-related party)	38,996	—	—		—	—		41,662	—
Transfer agency revenue (related party products)	8,667	—	—		—	—		—	—
Services revenue:
Related party products	24,968	—	—		—	—		—	—
Non-related party products	492	—	—		—	—		—	—
Reimbursable expenses:
Related party products	6,375	—	—		—	—		—	—
Non-related party products	100	—	—		—	—		—	—
Other	1,614	5,781	(601)		2,791	—		5,895	—
Total revenues	975,067	87,619	(4,817)		82,331	(24,485)		47,557	—
Expenses:
Wholesale commissions:
Related party products	395,859	—	(4,216	)(21)	—	(21,176	)(26)	—	—
Non-related party products	115,610	—	—		—	—		—	—
Wholesale reallowance:
Related party products	63,964	—	(601	)(21)	—	(3,309	)(26)	—	—
Non-related party products	19,462	—	—		—	—		—	—
Retail commissions and advisory	69,009	69,237	—		67,098	—		—	—
Internal commission, payroll and benefits	128,457	7,515	333	(22)	5,919	277	(27)	12,848	—
Conferences and seminars	26,997	—	—		—	—		—	—
Travel	8,213	—	—		—	—		—	—
Marketing and advertising	8,575	—	—		—	—		—	—
Professional fees:
Related party expense allocation	930	—	—		—	—		—	—
Non-related party expenses	5,296	—	—		—	—		—	—
Data processing	7,920	456	—		1,031	—		—	—
Incentive fee	273	—	—		—	—		—	—
Quarterly fee (related party)	5,996	—	—		—	—		—	—
Acquisition related costs	4,587	1,196	(1,196	)(23)	146	(146	)(28)	1,214	(1,214	)(30)
Interest expense	234	—	—		—	—		156	(156	)(31)
Occupancy	4,809	791	—		794	—		—	—
Depreciation and amortization	2,207	200	3,184	(24)	77	1,475	(29)	645	3,932	(32)
Service, sub-advisor and mutual fund exp	2,426	—	—		—	—		23,997	—
Outperformance bonus (related party)	492	—	—		—	—		—	—
Other	3,893	4,027	—		10,480	—		3,504	—
Total expenses	875,209	83,422	(2,496)		85,545	(22,879)		42,364	2,562
Income (loss) before taxes	99,858	4,197	(2,321)		(3,214)	(1,606)		5,193	(2,562)
Provision (benefit) for income taxes	1,843	1,648	(928	)(25)	—	—		—	1,052	(33)
Net income (loss)	98,015	2,549	(1,393)		(3,214)	(1,606)		5,193	(3,614)
Less: net income (loss) attributable to non-controlling interests	95,749	—	—		—	—		968	(968	)(34)
Less: preferred dividends and deemed dividends	—	—	—		—	—		—	—
Net income (loss) attributable to Class A common stockholders	$2,266	$2,549	$(1,393)		$(3,214)	$(1,606)		$4,225	$(2,646)

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
(in thousands)

	RCAP Historical(1)	First Allied Historical(9)	First Allied Merger Related Adjustments		ICH Historical(10)	ICH Acquisition Related Adjustments
Revenues:
Selling commissions:
Related party products	$400,560	$—	$—		$—	$—
Non-related party products	116,074	—	—		—	—
Dealer manager fees:
Related party products	227,420	—	—		—	—
Non-related party products	56,381	—	—		—	—
Retail commissions	47,936	139,021	(14,201	)(35)	72,029	(4,433	)(41)
Investment banking fees:
Related party products	45,484	—	—		—	—
Non-related party products	—	—	—		—	—
Advisory and asset-based fees (non-related party)	38,996	84,661	—		17,964	—
Transfer agency revenue (related party products)	8,667	—	—		—	—
Services revenue:
Related party products	24,968	—	—		—	—
Non-related party products	492	—	—		—	—
Reimbursable expenses:
Related party products	6,375	—	—		—	—
Non-related party products	100	—	—		—	—
Other	1,614	35,005	(3,088	)(35)	3,210	(969	)(41)
Total revenues	975,067	258,687	(17,289)		93,203	(5,402)
Expenses:
Wholesale commissions:
Related party products	395,859	—	(14,201	)(35)	—	(4,433	)(41)
Non-related party products	115,610	—	—		—	—
Wholesale reallowance:
Related party products	63,964	—	(3,049	)(35)	—	(969	)(41)
Non-related party products	19,462	—	—		—	—
Retail commissions and advisory	69,009	187,721	—		74,718	—
Internal commission, payroll and benefits	128,457	40,266	(6,480	)(36)	7,027	517	(42)
Conferences and seminars	26,997	—	—		—	—
Travel	8,213	1,385	—		—	—
Marketing and advertising	8,575	3,539	—		1,621	—
Professional fees:
Related party expense allocation	930	—	—		—	—
Non-related party expenses	5,296	5,558	(2,598	)(36)	6,998
Data processing	7,920	2,264	—		1,491	—
Incentive fee	273	—	—		—	—
Quarterly fee (related party)	5,996	—	—		—	—
Acquisition related costs	4,587	—	—		846	(846	)(43)
Interest expense	234	669	(669	)(37)	158	—
Occupancy	4,809	3,435	637	(38)	254	—
Depreciation and amortization	2,207	3,471	2,141	(39)	243	2,167	(44)
Service, sub-advisor and mutual fund exp	2,426	—	—		—	—
Outperformance bonus (related party)	492	—	—		—	—
Other	3,893	16,239	—		2,411	—
Total expenses	875,209	264,547	(24,219)		95,767	(3,564)
Income (loss) before taxes	99,858	(5,860)	6,930		(2,564)	(1,838)
Provision (benefit) for income taxes	1,843	(2,120)	2,772	(40)	(828)	(735	)(45)
Net income (loss)	98,015	(3,740)	4,158		(1,736)	(1,103)
Less: net income (loss) attributable to non-controlling interests	95,749	—	—		—	—
Less: preferred dividends and deemed dividends	—	—	—		—	—
Net income (loss) attributable to Class A common stockholders	$2,266	$(3,740)	$4,158		$(1,736)	$(1,103)

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
(in thousands)

	RCAP Historical(1)	Strategic Capital Historical(11)	Strategic Capital Acquisition Related Adjustments		RCAP Adjustments(12)		Total RCAP Pro Forma
Revenues:
Selling commissions:
Related party products	$400,560	$—	$—		$—		$400,560
Non-related party products	116,074	42,627	—		—		158,701
Dealer manager fees:
Related party products	227,420	—	—		—		227,420
Non-related party products	56,381	18,158	—		—		74,539
Retail commissions	47,936	—	—		—		1,018,796
Investment banking fees:
Related party products	45,484	—	—		—		45,484
Non-related party products	—	—	—		—		2,036
Advisory and asset-based fees (non-related party)	38,996	—	—		—		576,296
Transfer agency revenue (related party products)	8,667	—	—		—		8,667
Services revenue:
Related party products	24,968	—	—		—		24,968
Non-related party products	492	—	—		—		492
Reimbursable expenses:
Related party products	6,375	—	—		—		6,375
Non-related party products	100	—	—		—		100
Other	1,614	5,375	—		—		138,099
Total revenues	975,067	66,160	—		—		2,682,533
Expenses:
Wholesale commissions:
Related party products	395,859	—	—		—		310,909
Non-related party products	115,610	—	—		—		115,610
Wholesale reallowance:
Related party products	63,964	—	—		—		46,801
Non-related party products	19,462	—	—		—		19,462
Retail commissions and advisory	69,009	42,627	—		—		1,454,681
Internal commission, payroll and benefits	128,457	14,778	—		—		308,129
Conferences and seminars	26,997	—	—		—		26,997
Travel	8,213	1,667	—		—		11,265
Marketing and advertising	8,575	6,559	—		—		30,898
Professional fees:
Related party expense allocation	930	—	—		—		930
Non-related party expenses	5,296	565	—		—		31,106
Data processing	7,920	—	—		—		34,662
Incentive fee	273	—	—		7,673	(47)	7,946
Quarterly fee (related party)	5,996	—	—		(5,996	)(48)	—
Acquisition related costs	4,587	—	—		(4,587	)(49)	—
Interest expense	234	—	—		—		72,123
Occupancy	4,809	472	—		—		21,706
Depreciation and amortization	2,207	32	9,797	(46)	—		108,238
Service, sub-advisor and mutual fund exp	2,426	—	—		—		26,423
Outperformance bonus (related party)	492	—	—		—		492
Other	3,893	612	—		(1,390	)(49)	73,050
Total expenses	875,209	67,312	9,797		(4,300)		2,701,428
Income (loss) before taxes	99,858	(1,152)	(9,797)		4,300		(18,895)
Provision (benefit) for income taxes	1,843	—	(3,919	)(46)	44,397	(50)	—
Net income (loss)	98,015	(1,152)	(5,878)		(40,097)		(18,895)
Less: net income (loss) attributable to non-controlling interests	95,749	—	—		(95,749	)(51)	—
Less: preferred dividends and deemed dividends	—	—	—		18,900	(52)	18,900
Net income (loss) attributable to Class A common stockholders	$2,266	$(1,152)	$(5,878)		$36,752		$(37,795)
Earnings per share:
Basic	$0.29						$(0.92	)(53)
Diluted	$0.28						$(0.92	)(53)
Weighted average common shares:
Basic	7,885				33,111	(53)	40,996	(53)
Diluted	8,025				32,971	(53)	40,996	(53)

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(1)	Reflects the historical Consolidated Statement of Income of the Company for the period indicated, which has been restated to include First Allied results from the period of common control, or September 25, 2013, through December 31, 2013.
(2)	Reflects the historical Consolidated Statement of Income of Cetera for the period indicated.
(3)	Reflects the historical Statement of Operations of Walnut Street Securities, Inc. (“Walnut”) for the eight months ended August 31, 2013. Cetera did not acquire Walnut until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Walnut for four months. Walnut did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements. The results of Walnut for the eight months ended August 31, 2013 and 2012 include overhead charges from affiliates prior to the acquisition by Cetera of $2.6 million and $2.8 million, respectively. Following the acquisition of Walnut by Cetera, Walnut ceased operating as a separate entity and its operations were moved to a more efficient shared service platform and a substantial portion of Walnut’s employees were not hired by Cetera. Therefore, we do not believe that these overhead charges are indicative of overhead allocable to Walnut following the acquisition or that the results of operations for of Walnut for the eight months ended August 31, 2013 and 2012 are indicative of what its operating performance would have been if it had been owned by Cetera during the eight months ended August 31, 2013 and 2012.
(4)	Reflects the historical Statement of Operations of Tower Square Securities, Inc. (“Tower Square”) for the eight months ended August 31, 2013. Cetera did not acquire Tower Square until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Tower Square for four months. Tower Square did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements. The results of Tower Square for the eight months ended August 31, 2013 and 2012 include overhead charges from affiliates prior to the acquisition by Cetera of $1.1 million and $1.4 million, respectively. Following the acquisition of Tower Square by Cetera, Tower Square ceased operating as a separate entity and its operations were moved to a more efficient shared service platform and a substantial portion of Tower Square’s employees were not hired by Cetera. Therefore, we do not believe that these overhead charges are indicative of overhead allocable to Tower Square following the acquisition or that the results of operations for of Tower Square for the eight months ended August 31, 2013 and 2012 are indicative of what its operating performance would have been if it had been owned by Cetera during the eight months ended August 31, 2013 and 2012.
(5)	Reflects pro forma adjustments to record Cetera financing related interest expense adjustment. This adjustment excludes a portion of the commitment in respect of the first lien term facility which is subject to automatic reduction if certain of the pending acquisitions are abandoned or terminated.
(6)	Reflects the historical Condensed Consolidated Statement of Income of Summit for the period indicated.
(7)	Reflects the historical Consolidated Statement of Income of JP Turner for the period indicated.
(8)	Reflects the historical Combined Statement of Revenue and Expenses of Hatteras for the period indicated.
(9)	Reflects the historical Consolidated Statement of Operations of First Allied from January 1, 2013 through September 25, 2013, the date on which First Allied came under common control with the Company, after which First Allied’s operating results are included in the Consolidated Statement of Operations of the Company. First Allied’s historical financial statements comprise a predecessor and successor period as RCAP Holdings acquired First Allied on September 25, 2013. As a result of the acquisition, the push down basis of accounting was applied at September 25, 2013, and as a result, depreciation and amortization expense was increased and occupancy expense was increased.
(10)	Reflects the historical Condensed Consolidated Statement of Operations of ICH for the period indicated. ICH has a fiscal year that ends on March 31; therefore, in order to present a statement of operations for December 31, 2013 that reflects twelve months of activity, the amounts were derived by adding:
(i)	ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2013.
(ii)	ICH’s Condensed Consolidated Statement of Operations data for the year ended March 31, 2013; less ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2012.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(11)	Reflects the historical Consolidated Statement of Income of Strategic Capital for the period indicated.
(12)	Reflects pro forma adjustments to the historical Statement of Operations of the Company to reflect the impact of certain related party transactions. Also, reflects the assumption that the Company will not recognize the tax benefit associated with the 2013 loss as a result of being in a cumulative loss position, stemming from increased interest expense and amortization expense following the completion of the pending acquisitions.
(13)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Cetera for the year ended December 31, 2013 which upon acquisition became intercompany revenues/expenses that eliminate in consolidation.
(14)	Reflects the elimination of transaction expenses incurred in connection with the Cetera acquisition.
(15)	Reflects the elimination of interest expense due to the repayment of Cetera’s long-term debt concurrent with the acquisition.
(16)	Reflects the amortization and depreciation expense on Cetera’s intangible and fixed assets for the year ended December 31, 2013 assuming their useful life will be approximately 14 years and 1 year, respectively. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization/depreciation expense (in millions)
$943.0	13.7	$68.8	(i)
$4.3	1.0	$4.3	(ii)
		$73.1
(i)	Excludes $14.3 million of existing amortization of intangible assets recorded by Cetera.
(ii)	The amortization expense also includes $4.3 million of depreciation related to proprietary technology which was fair valued at $4.3 million and had a useful life of 1 year. The proprietary technology was classified as a fixed asset on the Company’s Statement of Financial Condition.
(17)	Reflects the income tax effect of the pro forma adjustments to Cetera’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(36.8)
Tax effect @ 40%(i)	$(14.7)
(i)	Reflects tax effect of Cetera’s pro forma adjustments using an assumed tax rate of 40%.
(18)	Reflects Walnut’s amortization expense of intangible assets for eight months prior to acquisition by Cetera. The amortization expense is based on a fair value of $15.3 million and an approximate useful life of 7.9 years. The tax effect of this adjustment is $0.5 million using an assumed 40% tax rate.
(19)	Reflects Tower Square’s amortization expense of intangible assets for eight months prior to acquisition by Cetera. The amortization expense is based on a fair value of $7.1 million and an approximate useful life of 7.9 years. The tax effect of this adjustment is $0.2 million using an assumed 40% tax rate.
(20)	Reflects the pro forma adjustments to the Company’s historical consolidated statements of operations for the year ended December 31, 2013 for interest expense on long-term debt and convertible notes issued. The tax benefit effect for this expense is $28.6 million using an assumed tax rate of 40%. The SEC FRM 3260.1, which requires disclosure of the effect on income of a 1/8% variance in interest rates, is not applicable since the long-term debt and the convertible notes interest is calculated using a floor of 1% LIBOR.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(21)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Summit for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(22)	Reflects the amortization expense for forgivable loans based on a fair value of $1.0 million and a 3 year useful life.
(23)	Reflects the elimination of transaction expenses incurred by Summit in connection with the acquisition.
(24)	Reflects the amortization expense on Summit’s intangible assets primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 10 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$31.2	9.8	$3.2
(25)	Reflects the income tax effect of the pro forma adjustments to Summit’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(2.3)
Tax effect @ 40%(i)	$(0.9)
(i)	Reflects tax effect of Summit’s pro forma adjustments using an assumed tax rate of 40%.
(26)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with JP Turner for the year ended December 31, 2013 which upon acquisition became intercompany revenues/expenses that eliminate in consolidation.
(27)	Reflects the amortization expense for forgivable loans based on a fair value of $1.7 million and a 6 year useful life.
(28)	Reflects the elimination of transaction expenses incurred by JP Turner in connection with the acquisition.
(29)	Reflects the amortization expense on JP Turner’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 10 years. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$14.2	9.6	$1.5
(30)	Reflects the elimination of transaction expenses incurred by Hatteras in connection with the acquisition.
(31)	Reflects the elimination of interest expense due to the anticipated repayment of Hatteras’ line of credit and notes payable concurrent with the acquisition.
(32)	Reflects the amortization expense on Hatteras’ intangible assets primarily related to customer relationships with fund of hedge funds products that are structured as mutual funds for the year ended December 31, 2013 assuming their useful life will be approximately 12 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$48.8	12.4	$3.9
(33)	Reflects the Pro Forma income tax adjustments to Hatteras’ historical combined financial statements:

(in millions)
Historical income before taxes	$5.2
Pro forma Adjustments	(2.6)
Total income before taxes	2.6
Tax effect @ 40%(i)	$1.0
(i)	Reflects tax effect of Hatteras’ historical income before taxes and pro forma adjustments using an assumed tax rate of 40% as if it was taxed as a corporation.
(34)	Reflects the pro forma adjustments to Hatteras’ combined historical financial statements for the year ended December 31, 2013 to reflect the fact that following the acquisition there is no longer a non-controlling interest.
(35)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with First Allied for the year ended December 31, 2013 which upon acquisition became intercompany revenues/expenses that eliminate in consolidation. Also, for other revenues only, assumes First Allied’s interest bearing stockholder note receivables were settled in connection with the acquisition by RCAP Holdings, LLC for $39; therefore, the related interest income is eliminated.
(36)	Reflects the elimination of transaction expenses incurred by First Allied in connection with the acquisition by RCAP Holdings, LLC.
(37)	Reflects the elimination of interest expense due to the repayment of First Allied’s term loan acquisition by RCAP Holdings, LLC.
(38)	Reflects the reversal of nine months of accretion into income of an unfavorable lease accrual which was on First Allied’s statement of income when it was acquired by RCAP Holdings, LLC in September 2013. Assumes the unfavorable lease accrual would have been reversed January 1, 2013 had the Company acquired First Allied on January 1, 2013.
(39)	Reflects the amortization expense on First Allied’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 12 years. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)(i)
$83.0	12.0	$6.9
(i)	For the year ended December 31, 2013, First Allied recorded a $7.1 million depreciation and amortization expense, which includes a $4.8 million expense for the amortization of intangible assets. As such, an incremental adjustment of $2.1 million is required in order to reflect a full year’s amortization of intangible assets.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(40)	Reflects the income tax effect of the pro forma adjustments to First Allied’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$6.9
Tax effect @ 40%(i)	$2.8
(i)	Reflects tax effect of First Allied’s pro forma adjustments using an assumed tax rate of 40%.
(41)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with ICH for the year ended December 31, 2013 which upon acquisition became intercompany revenues/expenses that eliminate in consolidation.
(42)	Reflects the amortization expense for forgivable loans based on a fair value of $1.6 million and a 3 year useful life.
(43)	Reflects the elimination of transaction expenses incurred by ICH in connection with the acquisition.
(44)	Reflects the amortization expense on ICH’s intangible assets primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 16 years as determined by an independent appraisal based on the expected future cash flows. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined by the independent appraisal firm. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$33.8	15.6	$2.2
(45)	Reflects the income tax effect of the pro forma adjustments to ICH’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(1.8)
Tax effect @ 40%(i)	$(0.7)
(i)	Reflects tax effect of ICH’s pro forma adjustments using an assumed tax rate of 40%.
(46)	Reflects the amortization expense on Strategic Capital intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 13 years. The amortization expense for each acquisition was calculated by dividing the individual intangible assets by the useful life which was determined based on the useful life of intangible assets in the acquisition of a similar company. The Company is in the process of engaging an independent appraisal expert to conduct the purchase price allocation; therefore, information regarding the amount, types of and useful lives of the intangibles are our best estimates at the time of this filing. The total individual intangible assets for each acquisition were then divided by the total annual amortization expense to derive the overall useful life for the combined group of intangible assets acquired. The tax effect of this adjustment is using an assumed 40% tax rate.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$127.4	13.0	$9.8

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(47)	Reflects the pro forma adjustment of the Company’s incentive fee that is based on the Company’s earnings and stock price. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings, for the previous 12-month period, and (ii) the product of (A) (X) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013 multiplied by (Y) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company’s equity plan) in the case of this clause (Y), in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company’s cash flows for the 12 most recently completed calendar quarters is greater than zero. Core Earnings is a non-GAAP measure and is derived as follows:

Calculation (in thousands, except share price)
RCAP Pro forma net income	$(18,895)
Incentive fee	$7,946
Pro forma net income (loss) excluding incentive fee	$(10,949)
Exclusions:
Non-cash equity compensation expense	(9,908)
Depreciation and amortization	(108,238)
Unrealized (loss) gain	7,287
Other non-cash items	—
Total exclusions	(110,859)
Core earnings (a)	99,910
Weighted average of share price of all public offerings (b)	$18.35
Weighted average number of all shares outstanding in previous 12-month period (c)	40,996
Product of (b) × (c)	752,277
Multiplier	8%
Result (d)	60,182
Result (a) minus (d)	39,728
Multiplier	20%
Total incentive fee (Result times Multiplier)(i)	$7,946
(i)	Reflects the total incentive fee for the year-ended December 31, 2013. The pro forma adjustment equals $7.9 million less $0.3 million already recorded on the financial statements.
(48)	Reflects the reversal of the Company’s quarterly fee expense for the year ended December 31, 2013. Pursuant to an agreement, RCS Capital Management implements the Company’s business strategy, as well as the business strategy of the operating subsidiaries, and performs executive and management services for the Company and operating subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors.
(49)	Reflects the elimination of the Company’s acquisition related costs incurred in connection with the acquisitions.
(50)	Reflects the assumption that the Company will not recognize the tax benefit associated with the 2013 loss as a result of being in a cumulative loss position, stemming from increased interest expense and amortization expense following the completion of the pending acquisitions.
(51)	Reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations

on January 1, 2013. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights and; therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest and, as of April 28, 2014, 310,947 earned LTIP Units).
(52)	Reflects the pro forma adjustment to record the 7% convertible preferred dividend from January 1, 2013 through December 31, 2013. The Company issued 14,657,980 shares of convertible preferred stock to finance the Cetera acquisition in a private placement. The shareholders of convertible preferred stock are entitled to a dividend of 7% of the liquidation preference in cash and a dividend of 8% of the liquidation preference if a quarterly dividend is not paid in cash on the dividend payment date.
(53)	Reflects the number of shares issued for the Summit, JP Turner, First Allied, ICH, and Strategic Capital acquisitions, assuming that the acquisitions had occurred on January 1, 2013. Additionally, reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on January 1, 2013. The Company assumes the same number of shares for the basic and diluted earnings per share calculations because of the loss from the operations, which has an anti-dilutive effect.

	Shares issued (in thousands)
Company’s historical weighted average number of shares outstanding		7,885
First Allied Acquisition	11,265
Less: weighted average number of shares outstanding related to the First Allied acquisition from the date of common control	5,385
First Allied – incremental number of shares as if the acquisition occurred on January 1, 2013		5,880
Summit Acquisition		499
JP Turner Acquisition		239
ICH Acquisition		2,029
Strategic Capital Acquisition		464
Exchange		24,000
Total(i)		33,111
Total pro forma weighted average number of shares outstanding as of December 31, 2014		40,996
(i)	Reflects the total incremental shares needed to adjust the pro forma basic weighted average number of shares to 41.0 million. For the pro forma diluted weighted number of shares, the Company recorded 33.0 million shares to adjust the diluted weighted average number of shares to 41.0 million.